AMENDMENT NO.1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated July __, 2014 to the Registration Rights Agreement (“Registration Rights Agreement”), between Cell Source, Ltd. and the persons executing such Registration Rights Agreement (the “Purchasers”) is entered into by and among Cell Source, Ltd., an Israeli corporation and the Majority Holders as defined in the Registration Rights Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Rights Agreement.

WITNESSETH:

WHEREAS, pursuant to a Private Placement Memorandum dated, November 18, 2013, as supplemented (the “Private Placement Memorandum”), Cell Source, Ltd. conducted a private placement of a minimum of $500,000 and a maximum of $2,000,000 of its Units with each Unit consisting of one ordinary share and a warrant to purchase one ordinary share of Cell Source Ltd.;

WHEREAS, in connection with the private placement, Cell Source Ltd. and the Purchasers executed the Registration Rights Agreement;

WHEREAS, on June 30, 2014, Cell Source, Inc. (the “Company”), a Nevada corporation, Cell Source, Ltd. and the shareholders of Cell Source Ltd. entered into a Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which the holders of the ordinary shares of Cell Source Ltd exchanged their ordinary shares for shares of the Company’s common stock;

WHEREAS, pursuant to the Share Exchange Agreement, the Company assumed the obligations of Cell Source, Ltd. under the Registration Rights Agreement;

WHEREAS, the Private Placement Memorandum contemplates that the initial registration statement (the “Registration Statement”) to be filed pursuant to the Registration Rights Agreement would be filed within 60 days of the closing of the Share Exchange Agreement;

WHEREAS, in order to reflect in the Registration Rights Agreement that the Registration Statement should be filed within 60 days of the Acquisition the parties desire to amend the Registration Rights Agreement as more particularly set forth below:

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. The definition of “Registration Filing Date” in section 1 of the Registration Rights Agreement is deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“Registration Filing Date” means the date that is 60 days after the date of the Acquisition.

2. The parties to this Amendment hereby agree that this Amendment shall be deemed to be effective as of the date that such parties executed the Registration Rights Agreement.

3. Except as modified herein, the terms of the Registration Rights Agreement shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

[SIGNATURE PAGE TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this ___ day of July, 2014.

CELL SOURCE, LTD.

By:	/s/
Name:
Title: Chief Executive Officer

PURCHASER

Name
Title (if an entity)

AGREED AND ACCEPTED:

CELL SOURCE, INC.

By:	/s/
Name: Itamar Shimrat
Title: Chief Executive Officer